UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 11, 2006

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2006, American Fiber Network, Inc. (“AFN”), a wholly-owned subsidiary of Mobilepro Corp. (the “Registrant”), entered into a letter agreement dated as of June 30, 2006 (the “Agreement”) with FSH Communications LLC (“FSH”) pursuant to which AFN will provide FSH with local exchange service at a discount to the tariffed rate filed by the Incumbent Local Exchange Carrier. AFN expects that the agreement with FSH will generate annual revenues of approximately $12 million.

The terms of the agreement described above are only a summary of the letter agreement terms and are qualified in their entirety by reference to the agreement which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Registrant made a power point presentation on recent developments and plans for 2007 at the C.E. Unterberg, Towbin Emerging Growth Opportunities Conference on Wednesday, July 12, 2006 in New York City and discussed the AFN agreement described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1  Letter Agreement dated as of June 30, 2006 between American Fiber Network, Inc. and FSH Communications LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: July 12, 2006